Exhibit 99.1

Clean Coal Technologies, Inc. Introduces Pristine-M at Roundtable Conference on Coal

New York, NY (October 4, 2011)—Clean Coal Technologies, Inc. (the “Company”), a cleaner-energy technology company that is listed on the Pink Sheets-QB (symbol CCTC), announced that it participated in the Roundtable Conference on Coal organized by the India Energy Forum and the Indian School of Mines Alumni Association,  hosted in New Delhi, India, on September 21, 2011.  Attended by various high-ranking officers in the Government of India, as well the country’s top companies in power, coal mining and steel, Clean Coal was the only western coal technology company invited to present at the conference.  Against a backdrop of rapidly rising demand for coal-fired electricity in India, the conference theme was the “Way Forward to Meet the Demand of Coal."

In its presentation at the conference, Clean Coal announced its PRISTINE-M™ technology, a new process invented by Clean Coal and commercially developed by SAIC (Benham) for which a provisional patent application was filed in September.  PRISTINE-M™ is a dry, Btu-enhanced coal that is produced using Clean Coal’s new “moisture substitution” technology. In fact, the process was conceived specifically to address the growing need for coal imports from Indonesia. Indonesian coal typically contains between 35% and 40% moisture.  PRISTINE-M™ addresses the need for a low moisture coal that is economical to transport, stable in transportation and does not reabsorb moisture. In addition to the stability of the product, the Benham-designed commercial scale facility is estimated to be very cost-competitive both from the standpoint of plant cost and operating unit costs.   The new technology complements Clean Coal’s existing PRISTINE™ technology.

"As part of our ongoing effort to continue building relationships internationally and offer cleaner-energy solutions, we are very pleased to have been part of the Roundtable Conference.  The select and diverse group of attendees allowed our PRISTINE-M™ technology to be introduced to an audience who fully understand the value of both PRISTINE-M™ and PRISTINE™.  Discussing our clean coal solutions in India, a country with great demand for energy, served as an ideal venue and we hope will set the stage for discussions with other countries encountering pressing energy issues,” stated Mr. Robin Eves, Director, President and Chief Executive Officer of the Company.

About Clean Coal Technologies, Inc.
Clean Coal Technologies, (http://www.cleancoaltechnologiesinc.com) a cleaner-energy, technology company headquartered in New York City owns a patented process technology to convert coal into a cleaner burning fuel source. This technology is a “mild gasification” process that removes moisture and volatile matters without pulverizing the coal or pelletizing it.  The coal remains highly resistant to moisture re-absorption as it is naturally coated in the process. The Company's patented end product “PRISTINE™” coal is based on long-established benefaction processes and utilizes off-the-shelf components and equipment. The process may remove as much as 90% of chemical pollutants from coal, thereby helping to resolve emissions issues affecting coal-fired power plants all over the world.

Matters discussed in this press release contain forward-looking statements. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which could significantly impact the actual results, performance or achievements of the Company. Such risks and uncertainties include, but are not limited to, the  Company’s prospects and revenues, product development and commercial introduction, the development of the PRISTINE-M™ technology, the impact of price and technological changes, and competition, manufacturing and supply uncertainties as well as other risks.

About Cooper Global Communications, LLC.
Founded by Richard Cooper, a seasoned and highly-respected Wall Street veteran, Cooper Global Communications is a boutique investor relations/public relations firm with a highly-seasoned team of investment/financial professionals who are committed to offering high-quality service to their global clients. Since its origins, Cooper Global Communications has achieved unparalleled success.

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Contact:
CORPORATE:
Clean Coal Technologies, Inc.
Mr. Robin Eves , Director, President & CEO
646-710-3549
reves@cleancoaltechnologiesinc.com
www.cleancoaltechnologiesinc.com
or
INVESTOR RELATIONS:
Cooper Global Communications
Mr. Richard E. Cooper, President
Ms. Jennifer K. Zimmons, Ph.D., Managing Director
212-317-1400
rcooper@cgc-us.com
jzimmons@cgc-us.com

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